Exhibit 9.1
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”), dated as of November 7, 2006, is entered into by and between Aether Holdings, Inc., a Delaware corporation (the “Company”) and Robert J. Corliss (“Corliss” or the “Stockholder”).
     A. The Company, Athlete’s Foot Marketing Associates, LLC (“AFMA”), NexCen Franchise Brands, Inc., a Delaware corporation (“Brands”), NexCen Franchise Management, Inc., a Delaware corporation (“Management”), Athlete’s Foot Brands, LLC, a Delaware limited liability company (“Brands”), The Athlete’s Foot Marketing Support Fund, LLC, a Georgia limited liability company (‘Support Fund”), and Corliss, Donald Camacho, Timothy Brannon and Martin Amschler have entered into that certain Equity Interest and Asset Purchase Agreement, dated as of August 21, 2006 (the “Purchase Agreement”), pursuant to which AFMA has agreed to sell to Brands and Management, respectively (i) all of the outstanding equity interests in each of Brands and Support Fund, each a wholly-owned subsidiary of AFMA (such outstanding equity interests of each of Brands and Support Fund collectively, the “Interests”); and (ii) all of AFMA’s right, title and interest in and to certain software and other assets of AFMA (collectively, the “Transferred Assets”).
     B. In connection with the employment of Corliss as the President and Chief Executive Officer of the retail and international franchise division of Brands, the Company has agreed to issue a warrant (the “Warrant”) to Corliss to purchase 500,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), and in respect thereof Corliss desires and agrees to be bound by the restrictions on transfer, and to vote all shares of Common Stock issued to Corliss upon exercise of the Warrant (whether partially or fully exercised), as set forth herein.
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows (with all capitalized terms used and not otherwise defined herein having their respective meanings as set forth in the Purchase Agreement or that certain Employment Agreement, dated as of August 21, 2006, by and between Brands and Corliss (as amended, the “Employment Agreement”), as applicable):
     1. Agreement to Vote Shares; Irrevocable Proxy. The Stockholder hereby appoints Robert D’Loren and any designee of Robert D’Loren appointed with the consent of the Board of Directors of the Company (collectively, Robert D’Loren and such designees are hereinafter referred to collectively as the “Proxy Holder”) his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the shares of Common Stock issued to the Stockholder upon full or partial exercise of the Warrant (the “Shares”). The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney. The proxy and power of attorney granted hereunder by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to the matters contemplated hereunder. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. All parties hereto acknowledge and agree that the Proxy Holder shall, and the Stockholder hereby irrevocably consents to, vote all Shares in favor of matters recommended or approved by the Board of Directors of the Company, or, if such matters are neither recommended nor approved by the Board of Directors of the Company, then at the direction of the Board of Directors of the Company, in respect of all matters for which stockholder approval is sought or required. Notwithstanding anything to the contrary, the provisions of this Section 1 shall not apply with respect to any Shares that have been validly Transferred (as hereinafter defined) in compliance with Section 4(b) or 4(c) hereof by the Stockholder (or its permitted transferees or successors in interest) to a Person that is not an Affiliate (as defined in Section 10(e) hereof) of the Stockholder.
     2. No Voting Trusts or Other Arrangements. The Stockholder agrees that he will not, and will not permit any Affiliate, to grant any proxies with respect to his Shares or subject any of his Shares to any arrangement with respect to the voting of the Shares other than this Agreement.
     3. Stockholder Capacity. Notwithstanding anything to the contrary set forth herein, the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as the holder of such Shares and nothing in this Agreement shall prevent the Stockholder from taking any action or omitting to take any action in such Stockholder’s capacity as an officer or employee of the Company or any of its Affiliates (as defined below), in either case as applicable or as may become applicable to the Stockholder.
     4. Transfer and Encumbrance.
     (a) The Stockholder represents and warrants that (as and when the Warrant is exercised and the Shares in respect thereof are issued to Stockholder): (i) all Shares are free and clear of all liens, claims, charges, security interests or other encumbrances, other than those that may be created by the Warrant and this Agreement, (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Stockholder is a party relating to the pledge, disposition or voting of such Shares, and there are no voting trusts or voting agreements with respect to such Shares, other than this Agreement, (iii) the Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder and (iv) this Agreement constitutes the legal and valid and binding obligation of the Stockholder in accordance with its terms.
     (b) For the period from the date of the first exercise of the Warrant by the Stockholder (the “First Exercise Date”) until the first anniversary of the date thereof (the “Free Resale Date”), the Stockholder shall not, and shall not agree to, (i) sell, transfer, hypothecate, negotiate, pledge, assign, encumber, grant any option, warrant or other right to purchase, or otherwise dispose of, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of ((i) and (ii) collectively, “Transfer”) such number of Shares equal to 75% of the aggregate number of Shares that are issuable upon exercise of the Warrant in full (collectively, the “Restricted Shares”) except (x) to one or more members of the Immediate Family of the Stockholder or a trust or other special purpose vehicle solely for the benefit thereof (but then only if, as a precondition to such transfer, the Stockholder has delivered to the Company an opinion of counsel in form and substance satisfactory to the Company and its counsel, to the effect that no registration of the Shares under the Securities Act is required). For the avoidance of doubt, the parties acknowledge and agree that if Stockholder partially exercises the Warrant such that the Stockholder has been issued, in aggregate, fewer than 75% of the Shares issuable to the Stockholder upon exercise in full of the Warrant, then all of such Shares as are issued to Stockholder upon such partial exercise(s) of the Warrant shall be deemed to be “Restricted Shares”.

     (c) From and after the First Exercise Date (for Shares that are not Restricted Shares) or after the Free Resale Date (for the Restricted Shares), the Stockholder shall not Transfer any Shares except (i) pursuant to a valid and effective registration statement under the Securities Act, as contemplated in the Warrant, and in compliance with the registration and prospectus delivery requirements of the Securities Act and with applicable state securities laws; (ii) in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto); (iii) pursuant to a Transfer that does not require registration of the subject Shares under the Securities Act, provided further that such Stockholder has provided an opinion of counsel, in form and substance satisfactory to the Company and its counsel, to the effect that no registration of the Shares under the Securities Act is required; provided further, that for a period of two years after the Free Resale Date under no circumstances shall such Stockholder Transfer, in any one calendar quarter (prorated for partial calendar quarters), more than 25% of the Shares issuable to the Stockholder upon execution in full of the Warrant.
     (d) Without limitation of Sections 4(b) and 4(c) hereof, the Stockholder agrees that any purported Transfer to an Affiliate of the Stockholder shall be effective only if, as a precondition thereto, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and the Proxy Holder, to be bound by the terms of this Agreement as if such transferee were the “Stockholder” hereunder. Any purported Transfer in violation of this Section 4 shall be null and void ab initio.
     5. New Shares. The Stockholder hereby agrees that all Shares that the Stockholder receives as a result of any stock splits, combinations, stock dividends or reclassifications of Shares (all such Shares collectively, “New Shares”), shall be subject to the terms of this Agreement to the same extent as if they constituted the Shares as of the date hereof.
     6. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.
     7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereto. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
     8. Notices. All notices hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission or on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service marked for next day delivery to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company or the Proxy Holder:

Aether Holdings, Inc.
1330 Avenue of the Americas, 40th Floor
New York, New York 10019
Attention: James Haran
Fax: (212) 277-1160

With a copy (which shall not constitute notice to the Company) to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036
Attention: Richard D. Rudder, Esq.
Fax: (212) 310-1704

If to Robert J. Corliss:

Mr. Robert J. Corliss
5053 Legends Drive
Braselton. GA 30517
     9. Legends.
     (a) In addition to other legends that are required, either by agreement or by federal or state securities laws, each certificate representing any of the Shares shall be marked by the Company with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION HEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ALL OTHER APPLICABLE STATE SECURITIES LAWS.
     (b) In addition to other legends that are required, either by agreement or by federal or state securities laws, each certificate representing any of the Restricted Shares shall be marked by the Company with a legend substantially in the following form:

THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT,
ENCUMBRANCE, GRANT OF ANY OPTION, WARRANT OR OTHER RIGHT TO PURCHASE, OR OTHER
DISPOSITION (COLLECTIVELY, “TRANSFER”) OF THE SHARES EVIDENCED BY THIS
CERTIFICATE ARE RESTRICTED BY AND ARE SUBJECT TO RESTRICTIONS AND A GRANT OF
PROXY PURSUANT TO THAT CERTAIN VOTING AGREEMENT BY AND BETWEEN THE COMPANY,
AND ATHLETE’S FOOT MARKETING ASSOCIATES, LLC, DATED AS OF NOVEMBER 7, 2006
(THE “VOTING AGREEMENT”), COPIES OF WHICH

MAY BE OBTAINED FROM THE SECRETARY OF AETHER HOLDINGS, INC. NO TRANSFER OF THE SHARES MAY BE MADE UNLESS SPECIFIC CONDITIONS OF THE VOTING AGREEMENT ARE SATISFIED.
     (c) It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legends will be removed by delivery of substitute certificate(s) without such reference, if the Shares have been sold in compliance with the registration and prospectus delivery requirements of the Securities Act and with the applicable state securities laws, such Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act, or the relevant Stockholder has delivered to the Company an opinion of counsel in form and substance reasonably satisfactory to Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act. It is understood and agreed that the reference to restrictions arising under this Agreement in the above legends will be removed by delivery of substitute certificate(s) without such reference, if the Shares have been sold or transferred in compliance with this Agreement.
     10. Miscellaneous.
     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America, in each case sitting in Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY.
     (c) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.
     (d) This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     (e) This Agreement shall terminate automatically upon the earlier of (i) the third anniversary of the date that all Shares issuable upon the exercise in full of the Warrant have been issued to the Stockholder and (ii) the date by which the sale, transfer or other disposition of all Shares by the Stockholder to Persons that are not Affiliates shall have occurred, in compliance with Section 4 hereof. For purposes hereof, the term “Person” shall mean“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, governmental authority or other legal entity, in each case whether in its own or a representative capacity. For purposes hereof, the term “Affiliate” shall mean with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls ten percent (10%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question, and shall include, as applicable, members of the Immediate Family of such Person. For the purposes of this definition, the term “control” and its derivations shall mean having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise. For purposes hereof, “Immediate Family” of a Person includes such Person’s spouse, parent, child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and anyone else who resides in the person’s home.
     (f) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
     (g) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 10(g) shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement as of the date first written above.

AETHER HOLDINGS, INC.
By:	/s/
Name:
Title:

ROBERT J. CORLISS
/s/

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